                                                                  Exhibit 11 (a)


                        EMONS TRANSPORTATION GROUP, INC.
                         EARNINGS PER SHARE CALCULATION


                                                                                            Fully
                                                                            Primary        Diluted
Year ended June 30, 1996                                                      EPS            EPS
- ------------------------                                                   ---------      --------

 A.  Average number of common shares outstanding                          5,695,259       5,695,259
 B.  Average number of common share equivalents assuming
       conversion of options (calculated using the treasury method)         376,962         438,143
                                                                         ----------      ----------
 C.  Subtotal                                                             6,072,221       6,133,402

 D.  Average number of common share equivalents assuming
       conversion of convertible preferred stock                          1,528,440       1,528,440
                                                                         ----------      ----------
 E.  Total average common share and common share equivalents              7,600,661       7,661,842

 F.  Net income (loss)                                                   $  469,501      $  469,501
 G.  Preferred dividend requirements                                        237,757         237,757
 H.  Earnings applicable to common stock                                    231,744         231,744
 I.  Earnings per share - no conversion of preferred stock (H/(C))       $     0.04      $     0.04(1)
 J.  Earnings per share - assuming conversion of preferred stock (F/E)         0.06(1)         0.06(1)

Year ended June 30, 1995
- ------------------------

 A.  Average number of common shares outstanding                          5,679,501       5,679,501
 B.  Average number of common share equivalents assuming
       conversion of options (calculated using the treasury method)         125,872         142,293
                                                                         ----------      ----------
 C.  Subtotal                                                             5,805,373       5,821,794

 D.  Average number of common share equivalents assuming
       conversion of convertible preferred stock                          1,554,295       1,554,295
                                                                         ----------      ----------
 E.  Total average common share and common share equivalents              7,359,668       7,376,089

 F.  Net income (loss)                                                   $  766,077      $  766,077
 G.  Preferred dividend requirements                                        241,773         241,773
 H.  Earnings applicable to common stock                                    524,304         524,304
 I.  Earnings per share - no conversion of preferred stock (H/(C))       $     0.09      $     0.09(1)
 J.  Earnings per share - assuming conversion of preferred stock (F/E)         0.10(1)         0.10(1)

Year ended June 30, 1994
- ------------------------

 A.  Average number of common shares outstanding                          5,663,413       5,663,413
 B.  Average number of common share equivalents assuming
       conversion of options (calculated using the treasury method)            --              --
                                                                        -----------     -----------
 C.  Subtotal                                                             5,663,413       5,663,413

 D.  Average number of common share equivalents assuming
       conversion of convertible preferred stock                          1,554,305       1,554,305
                                                                        -----------     -----------
 E.  Total average common share and common share equivalents              7,217,718       7,217,718

 F.  Net income (loss)                                                  $  (934,325)    $  (934,325)
 G.  Preferred dividend requirements                                        241,781         241,781
 H.  Earnings applicable to common stock                                 (1,176,106)     (1,176,106)
 I.  Earnings per share - no conversion of preferred stock (H/(C))      $     (0.21)    $     (0.21)(1)
 J.  Earnings per share - assuming conversion of preferred stock (F/E)        (0.13)(1)       (0.13)(1)


                       (1) Not material or anti-dilutive.

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